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                                                                    Exhibit 10.3

                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT


         This is an amendment to the Employment Agreement (the "Agreement") entered into on October 18, 1999, and amended and restated as of April 28, 2000, by and between General Cable Corporation, a Delaware corporation (the "Company") and Gregory B. Kenny (the "Executive").

         The Company, in its own right, and the Executive, in consideration of their mutual agreements, agree as follows:

         1. Paragraph 2(a) of the Agreement shall be amended to read as follows:


                           Effective on August 6, 2001, and throughout the Employment Period, the Executive shall be entitled to serve as President and Chief Executive Officer of the Company, GK Technologies, Incorporated, a New Jersey Corporation ("GK"), General Cable Industries, Inc. ("General Cable"), and such other affiliates of the Company, GK or General Cable as the Board of Directors of the Company ("Company's Board") shall request. The Company, GK, General Cable and such other affiliates are hereinafter referred to collectively as the "Group".

         2. Paragraph 2(b) of the Agreement shall be amended by substituting the words "Chief Executive Officer" for "Chief Operating Officer" in the first line.

         3. Paragraph 3(a) of the Agreement, first sentence, shall be amended as follows:

                           Effective August 6, 2001, during the Employment Period, the Executive shall be paid a base salary at the annual rate of Five Hundred Fifty Thousand Dollars ($550,000), payable in accordance with the regular payroll practices of the Company.


         The parties have caused this amendment to be duly executed by them as of the 6th day of August, 2001.

GENERAL CABLE CORPORATION



-----------------------------               --------------------------------
Robert J. Siverd                                     Gregory B. Kenny
Executive Vice President, General Counsel and Secretary